EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                                 COMPANY'S
                                                 JURISDICTION    PERCENTAGE
NAME OF SUBSIDIARY                             OF INCORPORATION  OWNERSHIP
------------------                             ----------------  ----------

AMLI Residential Properties, L.P.. . . . . . .     Delaware          85%
  A.   AMLI Residential Construction, Inc. . .     Delaware          95%
  B.   AMLI Institutional Advisors, Inc. . . .     Illinois          95%
  C.   AMLI Management Company . . . . . . . .     Delaware          95%
  D.   Laurel Park Venture . . . . . . . . . .     Georgia          100%
  E.   Pleasant Hill Joint Venture . . . . . .     Georgia           40%
  F.   AMLI Foundation Co-Investors, L.P.  . .     Delaware          25%
  G.   AMLI Foundation Co-Investors-II,
         L. P. . . . . . . . . . . . . . . . .     Delaware          15%
  H.   AMLI at Champions, L.P. . . . . . . . .     Texas             15%
  I.   AMLI at Windbrooke, L.P.  . . . . . . .     Illinois          15%
  J.   AMLI at Willeo Creek, L.P.  . . . . . .     Georgia           30%
  K.   Barrett Lakes, L.L.C. . . . . . . . . .     Delaware          35%
  L.   AMLI at Chevy Chase, L.P. . . . . . . .     Illinois          33%
  M.   AMLI at Willowbrook, L.P. . . . . . . .     Illinois          40%
  N.   AMLI at River Exchange, L.L.C.. . . . .     Delaware          40%
  O.   Acquiport/Aurora Crossing, L.P. . . . .     Delaware          25%
  P.   Acquiport/Fossil Creek, L.P.. . . . . .     Delaware          25%
  Q.   AMLI at Danada, L.L.C.. . . . . . . . .     Illinois          10%
  R.   AMLI at Verandah, L.P.. . . . . . . . .     Delaware          35%
  S.   Gardner Drive Limited Liability
       Company . . . . . . . . . . . . . . . .     Delaware          35%
  T.   AMLI at Regents Crest, L.P. . . . . . .     Delaware          25%
  U.   Park Creek-Gainsville, L.L.C. . . . . .     Georgia          100%
  V.   Timberglen, L.P.. . . . . . . . . . . .     Delaware          40%
  W.   AMLI Partners Ltd. 85-IV. . . . . . . .     Illinois           1%
  X.   AMLI Towne Creek Crossing L.P.. . . . .     Georgia            1%
  Y.   Lantana Apartments, Ltd.. . . . . . . .     Texas            100%
  Z.   Windsor Plano Partners, Ltd.. . . . . .     Texas            100%
  AA.  AMLI at Conner Farms, L.P.. . . . . . .     Delaware         100%
  AB.  Clairmont, L.P. . . . . . . . . . . . .     Delaware         100%
  AC.  Wells Oakhurst, L.P.. . . . . . . . . .     Delaware          25%
  AD.  AMLI Parkway, L.P.. . . . . . . . . . .     Texas             25%
  AE.  AMLI Castle Creek, L.P. . . . . . . . .     Delaware          40%
  AF.  Acquiport/Clearwater, L.P.. . . . . . .     Delaware          25%
  AG.  AMLI Creekside, L.P.. . . . . . . . . .     Delaware          25%
  AH.  AMLI Deerfield, L.P.. . . . . . . . . .     Texas             25%
  AI.  Acquiport/Wynnewood, L.P. . . . . . . .     Delaware          25%
  AJ.  Landmark on Spring Mill LLC . . . . . .     Arizona           20%
  AK.  AMLI at Mill Creek, LLC . . . . . . . .     Delaware          35%
  AL.  Park Creek - Old Mill, L.P. . . . . . .     Georgia           75%
  AM.  Aquiport/St. Charles, L.P.. . . . . . .     Delaware          25%
  AN.  Aquiport/Monterey Oaks, L.P.. . . . . .     Delaware          25%
  AO.  Aquiport/Park Bridge, L.P.. . . . . . .     Delaware          25%
  AP.  AMLIWS Summit Ridge, LLC. . . . . . . .     Missouri          25%
  AQ.  AMLI/BPMT Prestonwood Hills
       Partnership . . . . . . . . . . . . . .     Delaware          45%
  AR.  AMLI/BPMT on the Green Partnership. . .     Delaware          45%
  AS.  Prestonwood Hills REIT II . . . . . . .     Maryland          44%
  AT.  On the Green REIT II. . . . . . . . . .     Maryland          44%
  AU.  AMLI at Oakbend, L.P. . . . . . . . . .     Delaware          40%